Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statement on Form S-8 (File No. 333-218477) of ASV Holdings, Inc. of our report dated March 22, 2018, relating to the financial statements, which appears in this Form 10-K.

/s/ UHY LLP

Sterling Heights, Michigan

March 22, 2018